UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2026

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-39874	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 - 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LEXX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2026, Lexaria Bioscience Corp. (the "Company") entered into inducement offer letter agreements (each, an "Inducement Letter") with certain holders (each, a "Holder") of existing common stock purchase warrants (the "Existing Warrants") to purchase up to an aggregate of 453,969 shares of common stock, par value $0.001 per share ("Common Stock"). The Existing Warrants were originally issued to the Holders on February 16, 2024, with an original exercise price of $32.78 per share, on October 16, 2024, with an original exercise price of $45.90 per share, on September 29, 2025, with an original exercise price of $20.55 per share, and on December 16, 2025, with an original exercise price of $17.85 per share. Pursuant to the Inducement Letters, such Holders immediately exercised their respective outstanding Existing Warrants to purchase up to an aggregate of 453,969 shares of Common Stock, at a reduced exercise price of $12.92 per share. The gross proceeds to the Company from the exercise of the Existing Warrants were approximately $5.9 million, prior to deducting placement agent fees and estimated offering expenses.

In consideration for the immediate exercise of the Existing Warrants for cash, the Company agreed to issue: (i) new unregistered Series A Common Stock purchase warrants (the "Series A Warrants") to purchase up to an aggregate of 453,969 shares of Common Stock, which Series A Warrants will have an exercise price of $12.67 per share, will be immediately exercisable and will have a term of five (5) years from the Effective Date (as defined in the Inducement Letter); and (ii) new unregistered short-term Series B Common Stock purchase warrants (the "Series B Warrants," and together with the Series A Warrants, the "New Warrants") to purchase up to an aggregate of 453,969 shares of Common Stock, which Series B Warrants will have an exercise price of $12.67 per share, will be immediately exercisable and will have a term of eighteen (18) months from the Effective Date.

The Inducement Letters also provided that in the event that any exercise of the Existing Warrants would otherwise cause the Holder to exceed a beneficial ownership limitation equal to 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such exercise (which may be increased to 9.99% upon at least 61 days' prior notice to the Company) (the "Beneficial Ownership Limitation"), the Company shall only issue such number of shares of Common Stock to the Holder on exercise of the Existing Warrants that would not cause the Holder to exceed the Beneficial Ownership Limitation, with the balance shares to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations.

The Company engaged H.C. Wainwright & Co., LLC ("Placement Agent") as the exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a fee equal to 7% of the aggregate gross proceeds received from the Holders' exercise of their Existing Warrants. The Company also issued to the Placement Agent or its designees warrants to purchase up to 15,889 shares of Common Stock at an exercise price of $16.15 per share (the "Placement Agent Warrants"). The closing of the transactions described above is expected to occur on September 9, 2026 (the "Closing Date"), subject to satisfaction of customary closing conditions. The Company expects to use the net proceeds from these transactions for working capital and general corporate purposes.

The shares of Common Stock underlying the Existing Warrants have been registered pursuant to existing registration statements on Form S-1 (File No. 333-277863), Form S-3 (File No. 333-283484), Form S-1 (File No. 333-290862), and Form S-1 (File No. 333-292469).

Pursuant to the Inducement Letters, the Company also agreed to file a registration statement on Form S-3 (or Form S-1 if the Company is not then S-3 eligible) providing for the resale of the Common Stock issuable upon the exercise of the New Warrants (the "Resale Registration Statement"), within thirty (30) calendar days of the date of the Inducement Letters, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within forty-five (45) calendar days (or within sixty (60) calendar days in the event of a "full review") and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or shares of Common Stock issuable on exercise of the New Warrants.

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The forms of the New Warrant, Placement Agent Warrant, and Inducement Letter are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of the New Warrants, the Placement Agent Warrants, and the Inducement Letters is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letters contain customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the New Warrants,  the Placement Agent Warrants and the shares of common stock issuable upon exercise of the New Warrants or the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

The New Warrants, the Placement Agent Warrants and the shares of common stock issuable upon exercise of the New Warrants or the Placement Agent Warrants will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), available under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act as sales to accredited investors. Neither the issuance of the New Warrants, the Placement Agent Warrants, nor the common stock issuable upon exercise of the New Warrants or the Placement Agent Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 7.01 Regulation FD Disclosure.

On September 8, 2026, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being "furnished" and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant

4.2	Form of Placement Agent Warrant

10.1	Form of Inducement Letter

99.1	Press Release dated September 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

Date: September 9, 2026	By:	/s/ Richard Christopher
Richard Christopher
CEO, Principal Executive Officer

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